UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 6, 2012

USANA HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Utah

(State or other jurisdiction of incorporation)

0-21116	87-0500306
(Commission File No.)	(IRS Employer Identification
Number)

3838 West Parkway Boulevard
Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (801) 954-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

(d) This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by USANA Health Sciences, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) on May 3, 2011 (the “Original Form 8-K”). The Original Form 8-K reported the results of matters voted on at the Company’s Annual Meeting of Shareholders held on April 27, 2011 (the “Annual Meeting”). This amendment updates the information provided under Item 5.07(b) of the Original Form 8-K to disclose the Company’s decision regarding how often it will conduct a shareholder advisory vote on executive compensation.  No other changes have been made to the Original Form 8-K.  As previously reported, at the Annual Meeting, the majority of votes cast voted, on an advisory basis, to hold future advisory votes on executive compensation every three years.  After considering the voting results and other factors, the Company’s Board of Directors, by resolution dated effective May 3, 2011, determined that the Company will include a shareholder advisory vote on executive compensation in its future proxy materials once every three years.  This will be the frequency of such advisory votes until the next required vote on the frequency of advisory votes on executive compensation, which will occur at the Company’s Annual Meeting of shareholders in 2017, or until the Company’s Board of Directors otherwise determines a different frequency for such shareholder advisory votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

	By:	/s/ G. Douglas Hekking

G. Douglas Hekking, Chief Financial Officer

Date: March 6, 2012